PEOPLES FIRST, INC.
                       24 South 3rd Street
                            PO Box 500
                        Oxford, PA  19363
                         (610) 932-9294

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              To Be Held 9:30 a.m., May 8, 2001



To the Shareholders of Peoples First, Inc.:

     We will hold the annual meeting of shareholders of Peoples
First, Inc., at 9:30 a.m. on May 8, 2001, in the Rose and
Thistle Room at Wyncote Golf Club, Oxford, Pennsylvania, for the following purposes:

(1) To elect two Class I directors to hold office for three years from the date of election;

(2)  To act upon the 2001 Stock Option Plan; and

(3) To transact such other business as may properly come before the annual meeting and any adjournment thereof, and matters incident to the conduct of the annual meeting.

     Shareholders of record at the close of business on March 1, 2001 are entitled to notice of and to vote at the annual meeting.

     You are cordially invited to attend the annual meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy promptly to assure that your shares are represented at the annual meeting. You may still attend the annual meeting and vote your shares in person, even if you previously returned your proxy.

                              By Order of the Board of Directors



                              Carl R. Fretz, Vice Chairman of
                              the Board and Corporate Secretary

Oxford, Pennsylvania
April 4, 2001



                       PEOPLES FIRST, INC.
                       24 South 3rd Street
                            PO Box 500
                        Oxford, PA  19363

                         PROXY STATEMENT

Solicitation and Voting of Proxies

     This proxy statement is provided in connection with the solicitation of proxies by the board of directors of Peoples First, Inc. to be used at the annual meeting of shareholders of Peoples to be held May 8, 2001, at 9:30 a.m. in the Rose and Thistle Room, at Wyncote Golf Club, Oxford, Pennsylvania, and at any adjournment thereof. This proxy statement and proxy is being mailed on or about April 6, 2001, to each shareholder of record on March 1, 2001.

     If the enclosed proxy is properly signed and returned, the shares represented by the proxy will be voted and, if the shareholder indicates a voting choice on the proxy, the shares will be voted in accordance with the choice. If the proxy is signed but no specification is made, the shares represented by the proxy will be voted FOR the election of the nominees for director listed herein and FOR approval of the 2001 Stock Option Plan. Management knows of no business that will be presented to the annual meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the annual meeting, the proxy holders will vote the shares represented by the proxy in accordance with their best judgment, subject to contrary shareholder instructions on any specific proxy.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise, by delivering to the Secretary of Peoples a later dated proxy or a notice of such revocation. Notice of revocation may be delivered to the Secretary at any time prior to the casting of votes at the annual meeting. Unless a proxy is revoked, the shares represented thereby will be voted as described in the foregoing paragraph, at the annual meeting or any adjournments thereof.

     The entire cost of soliciting proxies (including preparing and mailing the notice, this proxy statement and the form of proxy) will be paid by Peoples. To the extent necessary to ensure sufficient representation at the annual meeting, certain officers, directors and employees of Peoples may, without additional compensation, solicit proxies in person, by telephone, mail or telegraph. Brokers, custodians, nominees and fiduciaries will be reimbursed for all reasonable expenses involved which they have incurred in sending proxy materials to the beneficial owners of Peoples stock. Although Peoples has no present plans to employ solicitors in connection with the annual meeting, if in management's judgment additional solicitations are necessary to secure a quorum, solicitors may be hired at Peoples' expense.

Record Date and Voting Securities

     Shareholders of record at the close of business on March 1, 2001, will be entitled to notice of and to vote at the annual meeting and any adjournments thereof. As of that date, there were 3,032,347 shares of $1.00 par value common stock outstanding, entitled to one vote per share, with no cumulative voting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote will constitute a quorum. In the event a broker that is a record holder of common stock returns a signed proxy, but is not authorized to vote on a matter (a "broker non-vote"), the common stock represented by such proxy will be considered present at the annual meeting and will be counted towards a quorum, but will not be voted.

     The two nominees receiving the highest number of votes will be elected as Class I directors. The affirmative vote of a majority of the votes cast at the annual meeting, in person or by proxy, is required to approve the 2001 Stock Option Plan and for all other matters that may properly come before the annual meeting or any adjournment thereof.

Principal Beneficial Owners of Common Stock

     The following table sets forth, as of January 31, 2001, the name and address of each person who owns of record or who is known by the board to be the beneficial owner of more than five percent of the common stock, the number of shares beneficially owned by such person and the percentage of the common stock so owned.

                                          Common Stock
                                      Beneficially Owned(1)

                                        Amount       Percentage
Name and address                      and nature     of shares
of beneficial owner                  of ownership    outstanding

George C. Mason                       365,612(2)      12.03%
24 South Third Street
Oxford, PA  19363

Elizabeth Mason Thun                  271,359          8.93
24 South Third Street
Oxford, PA  19363

(1) Based upon information furnished by the respective individual and/or filings made pursuant to regulations of the Securities and Exchange Commission. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares.
(2) Includes 45,152 shares owned by his spouse, and 65,560 shares held in trust for his son of which he is trustee. Mr. Mason disclaims beneficial ownership of these shares.

               PROPOSAL I -- ELECTION OF DIRECTORS

Nominees for Election as Directors

     Peoples' bylaws specify that the board of directors will consist of not less than five nor more than twenty-five members as fixed from time to time by resolution of a majority of the full board of directors. The board of directors, as provided in the bylaws, is divided into three classes: Class I, Class II and Class III. One class is elected each year and the term of office for each class is three years. Each class must be as nearly equal in number as possible.

     As of January 31, 2001, the board of directors consisted of eight members with two members in Class I, three members in Class II and three members in Class III.

     Under the bylaws, a vacancy in the board of directors is filled by the remaining members of the board. If the vacancy results from the death, resignation or removal of a director, the director elected to fill the vacancy will become a member of the class in which the vacancy occurred. By comparison, persons elected by the board of directors in connection with an increase in the size of the board are designated by the board of directors as belonging to either Class I, Class II, or Class III. In either case, the bylaws further provide that each director so elected remains a member of the board of directors until his or her successor is elected by shareholders at the next meeting of shareholders at which directors of the same class are elected.

     The term of office for each director in Class I expires on the date of the annual meeting of shareholders on May 8, 2001. Accordingly, two Class I directors have been nominated for election at the meeting. The two nominees for election as Class I directors are Ben S. Beiler and Arthur A. Bernardon.

     The two nominees for election as Class I directors receiving the highest number of votes at the meeting will be elected to serve as directors. Peoples has not received a notice of nomination of any persons other than the nominees of the board of directors. The term of office for those nominees elected as Class I directors at the meeting will expire on the date of the annual meeting in 2004.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute that the board of directors may recommend or the size of the board may be reduced to eliminate the vacancy. At this time, the board of directors knows of no reason why any nominee might be unavailable to serve.

The board of directors recommends you vote for the election of the nominees named below.

     The names of the persons presently serving as directors and the most highly paid executive officers of Peoples are listed below, together with their ages, business experience for at least five years and certain other information supplied by such person to Peoples, all as of January 31, 2001 (unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them);

                                                                    BENEFICIAL OWNERSHIP(1)
                                                                                 PERCENTAGE
                               OCCUPATION AND                         NUMBER     OF SHARES
NOMINEE               AGE        EMPLOYMENT                         OF SHARES   OUTSTANDING

NOMINEES FOR CLASS I DIRECTOR TO SERVE UNTIL 2004

Ben S. Beiler          58   Director since 1989                       24,163(2)     0.79%
                            President of Beiler Enterprises, Inc.,
                              and other related entities (all of
                              which are engaged in real estate
                              sales, investment, or development
                              companies)

Arthur A. Bernardon    54   Director since 1998                        4,982(3)     0.16%
                            President of Bernardon & Associates
                              Architects, PC and partner in real
                              estate investment and development
                              companies

CLASS II DIRECTORS SERVING UNTIL 2002

Clyde L. Cameron       75   Director since 1979                       33,046(4)     1.09%
                            President of Cameron's Inc. (former
                              owner of Cameron's Hardware, a retail
                              and wholesale supplier of hardware
                              and plumbing supplies)

Hugh J. Garchinsky     50   Director since 1997                        4,596       0.15%
                            President, since January 1, 2000
                            Executive Vice President 1997-1999
                            Senior Vice President 1996-1997

Carl R. Fretz(8)       70   Vice Chairman and Corporate               50,692(5)     1.67%
                              Secretary since January 1, 2000
                            President of Peoples Bank 1973-1999
                            Director since 1965

CLASS III DIRECTORS SERVING UNTIL 2003

George C. Mason        65   Chairman of the Board since 1973         365,612(6)   12.03%
                            Chief Executive Officer since 1992
                            Director since 1972
                            Director of HERCO, Inc.
                            Director of Penn Mutual Insurance Co.

Ross B. Cameron, Jr.   59   Director since 1999                       22,000        0.72%
                            Private Investor; Former Partner/Owner
                              in investment firm RCH Investments, a
                              commercial real estate development
                              partnership

Emidio Frezzo, Jr.     64   Director since 1993                        3,895(7)     0.13%
                            President of Emidio Frezzo, Jr., Inc.
                              (mushroom growing and supply
                              operation)

EXECUTIVE OFFICERS NOT SERVING AS DIRECTORS

Howard Mannheim        62   Senior Vice President of                   3,699        0.12%
                              Peoples Bank since May 1997

Directors and Executive
  Officers as a group
  (13 persons)                                                       541,337(9)     17.80%

___________

(1) Based upon information furnished by the respective individual and/or filings made pursuant to Securities and Exchange Commission regulations. Under these regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares.

(2) Includes 2,270 shares owned jointly with spouse; 1,100 shares are owned by Mr. Beiler's spouse of which he disclaims beneficial ownership.

(3)  Includes 1,947 shares owned jointly with spouse.

(4) Includes 8,955 shares owned by Mr. Cameron's spouse of which he disclaims beneficial ownership.

(5) Includes 4,158 shares owned jointly with spouse; 17,491 shares are owned by Mr. Fretz's spouse of which he disclaims beneficial ownership.

(6) Includes 45,152 shares owned by his spouse and 65,560 shares in a trust for his son of which he is trustee.
     Mr. Mason disclaims beneficial ownership of these shares.

(7)  Includes 595 shares owned jointly with spouse.

(8)  Carl R. Fretz is the father-in-law of Jay L. Andress,
     Senior Vice President of Operations.

(9) Includes 139,271 shares beneficially owned indirectly by the directors and executive officers of Peoples for which beneficial ownership is disclaimed.

General Information About the Board of Directors

     Peoples' board of directors held fifteen meetings in 2000. During 2000, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the board held during the period for which he served as a director and
(2) the total number of meetings of all committees of the board on which he served during the period that he served as a member of such committee.

     In 2000, directors received an annual fee of $9,000.  In
2001, the fee will be increased to $10,000. Directors who are not employees also receive $100 for each committee meeting attended.

     There are no family relationships between any director, executive officer or person nominated or chosen by the board to become a director or executive officer other than as described in footnote 8 to the Beneficial Ownership table set forth above.

     The board of directors has an audit committee, a compensation committee and a nominating committee.

     For 2000, the audit committee consisted of Messrs. Beiler, Frezzo and Clyde Cameron. The audit committee met four times in 2000.

     The compensation committee consists of Messrs. Beiler, Ross
Cameron, Frezzo, Garchinsky and Mason. This committee reviews and approves the compensation of the executive officers of Peoples. The committee met twice in 2000.

     For 2000, the nominating committee consisted of Messrs. Beiler, Bernardon, Fretz and Frezzo. The nominating committee did not meet in 2000.

Executive Compensation

     The following table sets forth for the fiscal years ended December 31, 2000, 1999 and 1998, certain information as to the total remuneration paid to or accrued for the benefit of Peoples' Chief Executive Officer and Peoples' other executive officers receiving total compensation in excess of $100,000.

                   Summary Compensation Table

                                            Annual Compensation
                                                  Other Annual    All Other
Name and                      Salary       Bonus   Compensation  Compensation
Principal Position    Year    ($)(1)        ($)        ($)(2)         ($)
George C. Mason       2000   $160,000     $30,000        -        $46,778(3)
Chairman and Chief    1999   $159,000     $30,000        -        $23,207(3)
Executive Officer     1998   $155,016     $25,000        -        $11,232(3)

Hugh J. Garchinsky    2000   $127,400     $29,000        -        $12,521(4)
Director and          1999   $107,800     $25,000        -        $ 9,439(4)
President             1998   $102,800     $15,000        -        $ 8,369(4)

James F. Taylor(5)    2000   $ 92,500     $18,000        -        $ 8,713(6)
Senior Vice           1999   $ 88,500     $14,000        -        $ 8,322(6)
President             1998   $ 85,000     $10,000        -        $ 7,404(6)


Howard Mannheim       2000   $ 91,000     $18,000        -        $ 9,019(7)
Senior Vice           1999   $ 85,600     $15,000        -        $ 7,892(7)
President             1998   $ 72,500     $10,500        -        $ 6,424(7)

(1) Amounts shown include cash compensation earned and received as well as amounts earned but deferred at the election of those officers pursuant to the terms of Peoples' profit sharing and 401(k) Plan and annual director's fees.

(2) The value for perquisites and other personal benefits does not exceed the lesser of $50,000 or ten percent of the total annual salary and bonus of each named executive officer.

(3) Consists of Peoples' contributions to Peoples' profit sharing and 401(k) plan for 2000, 1999 and 1998 totaling $13,672, $12,178 and $11,232, respectively. Amounts for 2000 and 1999 also include an economic benefit of $1,502 and $605, respectively to Mr. Mason for life insurance coverage under an endorsement split-dollar arrangement and the value of Peoples' contributions made during 2000 and 1999 of $33,106 and $11,029, respectively, to a revenue neutral plan which will provide a supplemental benefit to Mr. Mason at his retirement.

(4) Consists of Peoples' contributions to Peoples' profit sharing and 401(k) plan for 2000, 1999 and 1998 totaling, $12,521, $9,439 and $8,369, respectively.

(5) Mr. Taylor's employment with Peoples terminated during January 2001.

(6) Consists of Peoples' contributions to Peoples' profit sharing and 401(k) plan for 2000, 1999 and 1998 totaling
     $9,019, $8,322 and $7,404, respectively.

(7) Consists of Peoples' contributions to Peoples' profit sharing and 401(k) plan for 2000, 1999 and 1998 totaling
     $8,713, $7,892 and $6,434, respectively.

Employment Agreement

     Peoples has an employment agreement with Mr. George C.
Mason, Chairman and Chief Executive Officer. Mr. Mason's employment agreement became effective on January 1, 1996.

     The purpose of the employment agreement is to establish the duties, compensation and continued employment relationship with Peoples of Mr. Mason. The employment agreement provides for an initial term of five years, after which such agreement will automatically renew for successive one-year terms at the end of the initial term and each renewal period unless notice of termination is given. The employment agreement also provides that Mr. Mason will receive a minimum annual salary of $125,000, or such higher annual salary as the compensation committee of the board of directors may determine, and an annual bonus of at least $10,000. In addition, Mr. Mason is entitled to participate in all of the employee benefit plans which are applicable to executive salaried employees; disability insurance with a monthly benefit of $2,500; and fringe benefits normally associated with such officer's position.

     The employment agreement terminates upon the death or disability of Mr. Mason, or for cause, as defined in the employment agreement. Following the termination of his employment agreement, Mr. Mason has agreed not to compete with Peoples within a 30-mile radius of Peoples' executive office, for a period of two years. The employment agreement provides that, if Peoples terminates the employment of Mr. Mason without cause, or Mr. Mason terminates his employment for specified events of good reason, Mr. Mason would receive his then current salary for the remainder of the initial term or any renewal thereof or 300% of the sum of his individual average annual salary plus average annual bonus for the preceding five years, whichever is greater. Such amount is payable in equal monthly installments over the remainder of the term of the employment agreement. During such period, Mr. Mason and his dependents would be entitled to all employee benefits, other than bonuses, as if he were still employed. At the end of the period, Mr. Mason would be deemed to have retired and be eligible for all benefits provided to retirees.

     The employment agreement also provides that if Mr. Mason's employment is terminated within one year of a change in control of Peoples, he will receive as severance all benefits described above, adjusted so that the total present value of all such payments and benefits is less than 300% of his average annual compensation. If Mr. Mason's employment had been terminated as of December 31, 2000 under these provisions, Mr. Mason would have received severance payments with an aggregate present value of approximately $542,000.

     A "change in control" is generally defined in the employment agreement to mean (a) the acquisition by any "person" (as the term "person" is used in Section 3(a)(9) and 13(d)(3) of the Securities and Exchange Act of 1934), other than a current shareholder holding as record owner in excess of five percent (5%) of the outstanding securities of Peoples directly or indirectly, of securities of Peoples representing twenty-five percent (25%) or more of the voting power of the then outstanding securities of Peoples; or (b) a change in the composition of a majority of the board of directors of Peoples which occurs within twelve (12) months after any "person" (as the term "person" is used in Sections 3(a)(9) and 13(d)(3) of the Securities and Exchange Act of 1934), other than a current shareholder holding as record owner in excess of five percent (5%) of the outstanding securities of Peoples, becomes the beneficial owner, directly or indirectly, of securities representing twenty-five percent (25%) of the voting power of the then outstanding securities of Peoples.

     In the event of termination of Mr. Mason's employment under his employment agreement as a result of disability or death, Mr. Mason, or his estate, would be entitled to continuation of base salary for the remainder of the agreement, with a minimum period of one year in the case of death.

Compensation Committee Interlocks and Insider Participation

     The compensation committee of the board of directors consists of three independent directors, Messrs. Beiler, Frezzo and Ross Cameron; the Chief Executive Officer, Mr. Mason; and the President, Mr. Garchinsky. Mr. Mason and Mr. Garchinsky do not participate in discussions regarding, or vote on matters affecting, their own compensation.

     Mr. Beiler is the President of Beiler Campbell, Inc. from whom Peoples leases the ground for the Longwood Branch. On December 7, 1994, Peoples signed a 20-year land lease with two five-year renewals with Beiler Campbell, Inc. for this branch. The term of the lease commenced in August 1995. Rental payments made in 2000 totaled $50,875. In addition to the lease payments in 2000, Peoples paid $8,000 to Beiler Campbell, Inc. for common area expense related to the Longwood Branch. In addition, Mr. Beiler's company has performed real estate appraisals for customer loans extended by Peoples. Substantially all of the $41,000 paid for appraisals was passed through to the borrowers. Management believes that payments made by Peoples for these services were comparable to market rates that would have been charged by unaffiliated third parties for similar services. During 2000, Peoples paid Mr. Beiler's company $5,250 for office space rental, which allowed Peoples to locate one of their mortgage originators within the realtor's office.

Committee Report on Executive Compensation

     The salary structure for executive and senior officers of Peoples is included in the overall salary structure of Peoples and is evaluated using the same established criteria that is used for other employees. Salary levels for all employees are determined using salary data for similar job responsibilities from comparable and competitive institutions. The salary administration committee uses this data to establish salary ranges for each job description within Peoples. The overall objective of the salary administration policy is to provide competitive levels of compensation for all employees that is directly related to individual performance and contribution to the success of Peoples.

     Peoples' compensation committee reviews the performance of the Chairman of the Board and President so as to provide an overall level of compensation that is competitive within the community banking industry in Pennsylvania. In addition to using competitive data, the compensation committee considers individual performance and contributions to Peoples' annual or long-term results. The compensation committee uses its discretion to set such compensation where, in its judgment, external, internal or individual circumstances warrant. In addition, Peoples has entered into an employment agreement with the Chairman of the Board which calls for a minimum annual salary of $125,000 and annual bonuses of at least $10,000, as described under "Employment Agreement."

     The base salary for Mr. Mason, Chairman and Chief Executive Officer, was set at $146,000 in 1998 and increased to $150,000 in 1999 and $160,000 in 2000. For 2001, Mr. Mason's base salary has been set at $165,000 in accordance with the terms of his employment agreement. Mr. Mason was also paid a bonus for 2000 in the amount of $30,000. Determination of Mr. Mason's salary and bonus level by the compensation committee was based on competitive salary information available, Peoples' overall performance, including both qualitative and quantitative measures, as well as Mr. Mason's individual performance.

                     Compensation Committee

            Ben S. Beiler            George C. Mason
            Emidio Frezzo, Jr.       Carl R. Fretz
            Ross B. Cameron, Jr.

        PROPOSAL II - APPROVAL OF 2001 STOCK OPTION PLAN

     The board of directors has adopted, subject to shareholder approval, the Peoples First, Inc. 2001 Stock Option Plan (the "Plan"). The board believes the Plan will benefit shareholders by allowing Peoples and its subsidiaries to attract, retain and motivate key employees and outside directors who have the ability to enhance the value of the Company and by aligning the interests of key employees and directors with those of the shareholders through increased stock ownership. The board therefore recommends approval of the Plan.

     The following are the principal features of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Exhibit A.

     The board of directors has not granted any options under the Plan as of the date of this proxy statement.

General Information

     The Plan will be administered by a committee selected by the board (the "Committee"), consisting of two or more members of the board, all of whom will be non-employee directors. The Committee will be authorized to grant options to purchase up to 200,000 shares of Peoples common stock (approximately 6.5 percent of Peoples' presently outstanding shares of common stock). Grants to any employee under the plan (subject to certain adjustments) shall not exceed options to acquire 25,000 shares of common stock in any period of twelve consecutive months. The board of directors adopted the Plan on February 20, 2001, subject to approval by the shareholders. The Plan will expire on February 19, 2011, unless terminated earlier by the board. Options granted under the Plan may be either nonqualified stock options or incentive stock options. Shares attributable to forfeited options may again be made subject to the grant of an option. All grants will be evidenced by a written option agreement.

Authority of the Committee

     The Plan will be administered and interpreted by the Committee. The Committee will select persons to receive grants, determine the types of grants and number of shares to be awarded to grantees, and set the terms, conditions and provisions of the grants consistent with the Plan. The Committee may establish rules for administration of the Plan. The power and authority relating to grants of options to non-employee directors is vested solely in the full board of directors, and not in the Committee.

Eligible Persons

     The Committee will select grantees from among designated key employees (including any officer) of Peoples and its subsidiaries. Non-employee directors are also eligible to receive grants of nonqualified stock options under the plan.
The number of eligible persons can be expected to vary from year to year. In designating grantees and in recommending to the board the number of shares to be awarded, the Committee will take into account the recommendations of Peoples' Chief Executive Officer (except as to himself) and may take into account the nature of services rendered by the person's contribution to Peoples' success, and other such factors.

     As of March 15, 2001, Peoples and its subsidiaries had approximately 150 persons eligible to participate in the Plan.

Shares Subject to the Plan

     Subject to adjustment as described below, a maximum of 200,000 shares of common stock may be issued under the Plan pursuant to the exercise of stock options. These shares may be unissued shares or treasury shares. In the event of a stock split, stock dividend, spinoff, or other relevant change affecting the common stock of Peoples, adjustments will be made to the number of shares available for grants and to the number of shares and price under outstanding grants made before the event.

Grants Under the Plan

     The Committee may grant both nonqualified options and incentive stock options. Only employees are eligible to receive incentive stock options. The Committee will establish the option exercise price, which may not be less than 100% of the fair market value of the stock on the date of grant in the case of incentive stock options and not less than 85% of the fair market value of the stock in the case of nonqualified options granted to employees. For nonqualified options granted to non-employee directors, the option exercise price must equal 100% of the fair market value on the grant date. Incentive stock options granted to certain ten percent shareholders will have an option price of not less than 110 percent of such fair market value.

     The term of an option and the period during which it may be exercised are also established by the Committee, provided that the term may not exceed ten years in the case of an incentive stock option or ten years and one month in the case of a nonqualified stock option. Each option granted under the Plan will become exercisable (i.e. become vested) only after the earlier of one year of continuous employment following the date of grant (or such later date as is specified in a particular option agreement, including a date that may be tied to performance criteria) or, unless otherwise specified in the option agreement, a change in control of Peoples (as defined in the Plan). A grantee will not have any rights of a shareholder with respect to any shares granted under the Plan until the shares are paid for and issued to the grantee after the date the option is granted. The option price may be paid in cash or, if permitted by the Committee, by delivering shares of Peoples common stock, whether already owned or issuable under the option, having a fair market value equal to the option price, or a combination of cash and shares.

Effect of Termination of the Grantee's Employment

     A vested stock option may be exercised by a grantee only during its term and only during the grantee's employment, except as provided below. In general, in the event of a grantee's termination of employment:
     - by reason of retirement on or after age 65, a vested stock option may be exercised until the earlier of its expiration or the date which is up to 24 months (up to three months in the case of incentive stock options) following termination;

     - by reason of death or disability (as defined in the Plan), a vested stock option may be exercised until the earlier of its expiration or the date which is twelve months following termination;

     - by Peoples for cause (as defined in the Plan), a vested stock option will be forfeited on the date of termination;

     - by Peoples without cause, a vested stock option may be exercised until the earlier of its expiration or the date which is three months following termination; and

     - by reason of voluntary termination (other than retirement on or after age 65), a vested stock option will be forfeited on the date of termination.

     The Committee may (with board approval), in the case of corporate downsizing, retirement or other instances where it is considered equitable to do so, waive the applicable service requirement for the vesting of an option and extend the period during which it may be exercised during its term for up to 24 months (three months in the case of incentive stock options) from termination of employment.

Federal Income Tax Consequences of Stock Options

     The following is a brief summary of the principal United States Federal income tax consequences of transactions under the Plan, based on current law. This summary is not intended to be exhaustive with respect to all potential Federal income tax consequences that may affect a particular person.

Nonqualified Stock Options

     No taxable income is realized by a grantee upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the grantee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares of common stock exercised over the aggregate option exercise price (the "Spread").
Special rules may apply to the timing and amount of income recognition for persons who are subject to the restrictions of
Section 16(b) of the 1934 Act. Income and payroll taxes are required to be withheld from the grantee on the amount of ordinary income resulting to the grantee from the exercise of a nonqualified stock option (except, in general, for a grantee who is a non-employee director). The Spread is generally deductible by Peoples for Federal income tax purposes, subject to the possible limitations on deductibility of compensation paid to certain executives under Code Section 162(m). (See "Certain Limitations on Deductibility of Executive Compensation"). The grantee's tax basis in shares of common stock acquired by exercise of a nonqualified stock option will be equal to the exercise price plus the amount taxable as ordinary income.

     Upon a sale of the shares of common stock received by a grantee upon exercise of a nonqualified stock option, any gain or loss will generally be treated for Federal income tax purposes as long-term or short-term capital gain or loss, depending upon the holding period of such stock. In general, the grantee's holding period for shares acquired pursuant to the exercise of a nonqualified stock option begins on the date of exercise of such option.

     If a grantee pays the exercise price in full or in part with shares of previously owned common stock, such exercise will not affect the tax treatment described above. With respect to such exercise, no gain or loss generally will be recognized to the grantee upon the surrender of the previously owned shares to Peoples. The shares received upon exercise which are equal in number to the previously owned shares tendered will have the same tax basis as the previously owned shares surrendered to Peoples, and they will have a holding period for determining capital gain or loss that includes the holding period of the shares surrendered. The fair market value of the remaining shares received by the grantee will be taxable to the grantee as compensation. Such remaining shares will have a tax basis equal to the fair market value recognized by the grantee as compensation income and the holding period will commence on the exercise date. Shares of common stock tendered to pay applicable income and payroll taxes arising from such exercise will generate taxable income or loss equal to the difference between the tax basis of such shares and the amount of income and payroll taxes satisfied with such shares. Such income or loss will normally be treated as long-term or short-term capital gain or loss depending on the holding period of the shares surrendered. Where the shares of common stock tendered to pay applicable income and payroll taxes arising from the option exercise generate a loss, such loss may not be currently deductible under the "wash loss" rules of the Code.

Incentive Stock Options

     No taxable income is realized by a grantee upon the grant or exercise of an incentive stock option. If shares of common stock are issued to a grantee pursuant to the exercise of an incentive stock option and if no disqualifying disposition of such shares is made by the grantee within two years after the date of grant or within one year after the receipt of such shares by the grantee, then (a) upon the sale of such shares, any amount realized in excess of the option exercise price will normally be taxed to the grantee as a long-term capital gain and
(b) no deduction will be allowed to Peoples. Additionally, the Spread attributable to the exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the grantee.

     If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, such disposition would be a "disqualifying disposition." In the event of a disqualifying disposition, generally, (a) the grantee will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price thereof, and (b) Peoples will be entitled to deduct such amount. Any other gain realized by the grantee on such disposition will be taxed as short-term or long-term capital gain, and will not result in any deduction to Peoples.

     If a grantee pays the exercise price in full or in part with previously owned shares of common stock, the exchange will not affect the tax treatment of the exercise. Upon such exchange, no gain or loss generally will be recognized upon the delivery of the previously owned shares to Peoples, and the shares issued in replacement of the shares tendered to pay the exercise price will have the same basis and holding period for capital gain purposes as the previously owned shares. A grantee, however, would not be able to utilize the holding period for the previously owned shares for purposes of satisfying the incentive stock option's statutory holding period requirements. Additional shares of common stock will have a basis of zero and a holding period that commences on the date the common stock is issued to the grantee upon exercise of the incentive stock option.

     Based on a recent Internal Revenue Service pronouncement, effective January 1, 2003, payroll taxes may have to be withheld upon the exercise of an incentive stock option, unless such pronouncement is modified or otherwise overruled by legislation.

Certain Limitations on Deductibility of Executive Compensation

     With certain exceptions, Code Section 162(m) limits the deduction to Peoples for compensation paid to certain executive employees in excess of $1 million per executive per taxable year. Compensation paid to such executives, however, will not be subject to such deduction limit if it is considered "qualified performance-based compensation" (as defined in regulations under Code Section 162(m)). Except in the case of any nonqualified stock option granted with an exercise price less than 100% of the fair market value of the common stock on the date of grant, compensation to be derived by such executives under the Plan is intended to be qualified performance-based compensation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE PLAN. The affirmative vote of a majority of all votes cast at the meeting is required to approve this proposal. Abstentions and broker nonvotes will not constitute or be counted as "votes" cast for purposes of the meeting. All proxies will be voted "FOR" approval of the proposal unless a shareholder specifies to the contrary on such shareholder's proxy card.

Audit Committee Report

     The audit committee of the board of directors of Peoples is composed of three "independent directors" as such term is defined in the listing standards of the National Association of Securities Dealers, Inc. The members of the Audit Committee are Messrs. Beiler, Frezzo and Clyde Cameron. All actions of the audit committee are approved by the entire board of directors and, accordingly, the audit committee does not presently operate under a written charter.

     The audit committee has reviewed the audited financial statements of Peoples for the fiscal year ended December 31, 2000, and discussed them with management and Peoples independent accountants, Beard Miller Company LLP. The audit committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

     The audit committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1, and the audit committee has discussed the accountants' independence from Peoples and management with the accountants.

     Based on the review and discussions described above, the audit committee recommended to the board of directors that Peoples' audited financial statements for the fiscal year ended December 31, 2000, be included in Peoples' annual report on Form 10-K for that fiscal year.

     In connection with new standards for independence of Peoples' external auditors issued by the Securities and Exchange
Commission, during the 2001 fiscal year the audit committee will consider in advance whether receiving any non-audit services from Peoples' independent accountants is compatible with maintaining the independence of the external auditors.

                         Audit Committee

            Ben S. Beiler      Clyde L. Cameron
            Emidio Frezzo

Audit Fees

     Audit fees billed to Peoples by Beard Miller Company LLP during Peoples' 2000 fiscal year for the audit of Peoples' annual financial statements and for the review of those financial statements included in Peoples' quarterly reports on Form 10-Q totaled $49,235.

Financial Information Systems Design and Implementation Fees

     Peoples did not engage Beard Miller Company LLP to provide advice to Peoples regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

     Fees billed to Peoples by Beard Miller Company LLP during
Peoples' 2000 fiscal year for all other non-audit services rendered to Peoples, including tax-related services, totaled
$28,431.

Stock Performance Graph

     The following graph presents the five-year cumulative shareholder return for the five years ended December 31, 2000, comparing (i) Peoples common stock, (ii) the S & P 500 Index,
(iii) a peer group index, and (iv) the SNL Northeast Pink Banks. As a result of the continuing consolidation in the banking industry, certain institutions included in the peer group used in Peoples' previous proxy statement have merged or presently are parties to merger agreements. For this reason, Peoples has selected an industry peer index (Northeast Pink Banks), as opposed to specifically designated institutions, for inclusion in the stock performance graph. Pursuant to SEC rules, Peoples has set forth in the stock performance graph below, both the newly selected peer index and the peer group used in its immediately preceding fiscal year. The peer group used in Peoples' previous proxy statement consists of Pennsylvania banks with total assets of between $250 million and $575 million.

     The comparison assumes $100 was invested on December 31, 1995 in Peoples common stock and that all dividends were reinvested. Information for years ended through December 31, 1999, is for The Peoples Bank of Oxford. The historical price performance of Peoples common stock as depicted in the following graph is not necessarily indicative of future price performance.

                        STOCK PERFORMANCE

                          [INSERT GRAPH]

                                       December 31,
                         1995   1996   1997   1998   1999   2000

Peoples First, Inc.      $100   $153   $192   $255   $202   $129
S&P 500                  $100   $123   $164   $211   $255   $232
Northeast Pink Banks     $100   $121   $171   $206   $169   $147
Peer Group*              $100   $120   $171   $177   $162   $147

     *The peer group index consists of ACNB Corporation; CNB Financial Corporation; Codorus Valley Bancorp, Inc.; Commonwealth Bancorp, Inc.; Drovers Bancshares Corporation; First Chester County Corporation; Franklin Financial Services Corporation; Penseco Financial Services Corporation; and Pioneer American Holding Company.

Certain Indebtedness

     Peoples has had and intends to continue to have banking and financial transactions in the ordinary course of business, including loans, with its directors, officers, principal shareholders and their associates. The loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unrelated parties and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of extensions of credit outstanding since January 1, 2000, to directors, officers, principal shareholders and any associate of such persons, did not exceed the lesser of $5.0 million or 10% of Peoples' equity capital and the aggregate extensions of credit to all such persons, as a group, did not exceed 20% of Peoples' equity during such period.

Certain Transactions

     Peoples has had and intends to have business transactions in the ordinary course of business with directors, officers, principal shareholders and their associates on comparable terms as those prevailing from time to time for other nonaffiliated vendors of Peoples.

     Director Arthur A. Bernardon is the President of
Bernardon & Associates Architects, P.C., which designed Peoples' new Operations Center and West Kennett Branch. In total during 2000, Peoples paid $169,000 to Bernardon & Associates, for the design, planning and construction administration of new bank buildings. Management believes that payments made by Peoples for these services were comparable to market rates that would have been charged by unaffiliated third parties for similar services.

     Also see "Compensation Committee Interlocks and Insider
Participation."

Financial Statements

     The audited financial statements of Peoples for the fiscal year ended December 31, 2000, prepared in conformity with generally accepted accounting principles, are included in the annual report to shareholders which accompanies this proxy statement.

Independent Auditors

     Beard Miller Company LLP is Peoples' principal independent auditor. A representative of Beard Miller Company is expected to be present at the meeting to respond to shareholders' questions and he will have the opportunity to make a statement if he so desires.

Shareholder Proposals

     A shareholder who desires to submit a proposal to be considered for inclusion in the Peoples proxy statement for 2002 must submit the proposal to Peoples at P.O. Box 500, 24 South
Third Street, Oxford, Pennsylvania 19363 on or before
December 6, 2001, and meet certain other requirements of the SEC's regulations relating to shareholder proposals.

     A shareholder proposal that is not submitted in accordance with these requirements will not be included in Peoples' proxy materials but may nonetheless be presented at the annual meeting of shareholders in 2002. Peoples' bylaws provide that, to be presented at a meeting of shareholders, a proposal must be delivered or mailed to the Secretary not more than 90 nor less than 60 days prior to the meeting, provided that if the annual meeting is not within 30 days of the anniversary of the immediately preceding annual meeting, then shareholder proposals may be submitted not later than the fifth day following the day on which notice of the meeting was mailed to shareholders. In addition, because Peoples did not receive any notices of proposals to be presented at the annual meeting at least forty-five days prior to the mailing date of this proxy statement, the proxy holders of the board of directors will have discretionary authority to vote on such proposal at the meeting.

Section 16 Reporting

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Peoples' officers and directors, and persons who own more than ten percent of Peoples common stock to file reports of the ownership and changes in the ownership with the Securities and Exchange Commission. Officers, directors, and beneficial owners of more than ten percent of Peoples common stock are required to furnish Peoples with copies of all such forms that they file.

     Based solely upon Peoples' review of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, Peoples believes that during the fiscal year ended December 31, 2000, its officers, directors and persons who own more than ten percent of the common stock complied with all filing requirements applicable to them, except that director Arthur A. Bernardon inadvertently reported two transactions late.

                          OTHER MATTERS

     The board of directors is not aware of any other matters to be presented at the meeting. If any other matter properly comes before the meeting requiring a vote of the shareholders the persons named in the accompanying proxy intend to vote the shares represented thereby on such matters in accordance with their best judgment.

     Peoples' annual report to shareholders for the year ended
December 31, 2000, accompanies this proxy statement.

PEOPLES WILL PROVIDE TO EACH PERSON SOLICITED, UPON WRITTEN REQUEST, WITHOUT CHARGE EXCEPT FOR EXHIBITS, A COPY OF ITS ANNUAL REPORT ON FORM 10-K. SUCH REPORT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT MARCH 30, 2001. REQUESTS SHOULD BE ADDRESSED TO SUSAN H. REEVES, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, PEOPLES FIRST, INC., P.O. BOX 500, OXFORD, PENNSYLVANIA 19363.

                              By Order of the Board of Directors


                              Carl R. Fretz, Vice-Chairman &
                              Corporate Secretary

Oxford, Pennsylvania

                           [PROXY CARD]

[Side 1]
                              PROXY
                        PEOPLES FIRST, INC.

     The undersigned hereby appoints David H. Acox, Jr. and Barbara P. Hill and both jointly and severally, as Proxies, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of Peoples First, Inc. held of record by the undersigned on March 1, 2001, at the annual meeting of shareholders to be held on May 8, 2001 or any adjournment thereof.



[Side 2]

                    Please date, sign and mail your
                 proxy card back as soon as possible!

                    Annual Meeting of Shareholders
                          PEOPLES FIRST, INC.

                              May 8, 2001


[X] Please mark your vote as in this example

1. ELECTION OF DIRECTORS

          FOR                WITHHOLD
       All Nominees        All Nominees   Nominees: B. Beiler
          [ ]                  [ ]                  A. Bernardon

     Withhold Authority to vote for any
     individual nominee.  Write name of
     nominee(s) below.

     _____________________________


2. Approval of 2001 Stock
   Option Plan                  FOR       AGAINST        ABSTAIN
                                [ ]         [ ]            [ ]

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees for director listed, and for approval of 2001 Stock
Option Plan.

Please mark, sign, date and return the proxy promptly, using the enclosed envelope.

                              __________________________________
                              Signature

                              __________________________________
                              Print Name

                              __________________________________
                              Signature if Held Jointly

                              __________________________________
                              Print Name

                              Date __________, 2001

NOTE: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by authorized person.


                                                     EXHIBIT A

PEOPLES FIRST, INC.
                        2001 STOCK OPTION PLAN

                          TABLE OF CONTENTS

ARTICLE                                                     PAGE

Article 1.   PURPOSE OF THE PLAN; TYPES OF AWARDS . . . . . .A-1

Article 2.   DEFINITIONS . . . . . . . . . . . . . . . . . . A-1

Article 3.   ADMINISTRATION  . . . . . . . . . . . . . . . . A-4

Article 4.   COMMON STOCK SUBJECT TO THE PLAN  . . . . . . . A-6

Article 5.   EMPLOYEE STOCK OPTIONS  . . . . . . . . . . . . A-6

Article 6.   ELIGIBILITY . . . . . . . . . . . . . . . . . . A-8

Article 7.   TERM AND EXERCISE OF OPTIONS . . . . . . . . . .A-9

Article 8.   TERMINATION OF EMPLOYMENT . . . . . . . . . . .A-10

Article 9.   PROVISIONS RELATING TO DIRECTOR OPTIONS . . . .A-12

Article 10.  ADJUSTMENT PROVISIONS . . . . . . . . . . . . .A-13

Article 11.  GENERAL PROVISIONS . . . . . . . . . . . . . . A-14



        ARTICLE 1.  PURPOSE OF THE PLAN; TYPES OF AWARDS

     1.1 Purpose. The Peoples First, Inc. 2001 Stock Option Plan is intended to provide selected key employees and Directors of Peoples First, Inc. and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate selected key employees and Directors to make substantial contributions to the success of the Corporation's business and the businesses of its Subsidiaries. Stock Options granted to key employees and Directors will be based, among other things, on the Participant's level of responsibility and performance within the Corporation.

     1.2 Stock Options to be Granted. Incentive Stock Options and Nonqualified Stock Options may be granted within the limitations of the Plan herein described.

                        ARTICLE 2.  DEFINITIONS

     2.1 "Agreement". A written instrument evidencing the grant of an Option. A Participant may be issued one or more
Agreements from time to time, reflecting one or more Options.

     2.2  "Board".  The board of directors of the Corporation.

     2.3 "Change in Control". Except as otherwise provided in an Agreement, the first to occur of any of the following events:

          (a)  any "Person" (as such term is used in
Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the "Benefit Plan(s)"), is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities other than pursuant to a transaction excepted in Clause (c) or (d);

          (b) there occurs a contested proxy solicitation of the Corporation's shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities;

          (c) a binding written agreement is executed (and, if legally required, approved by the Corporation's shareholders) providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation or of Peoples Bank of Oxford to another entity, except to an entity controlled directly or indirectly by the Corporation;

          (d) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

               (i) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

               (ii) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and

              (iii)  based on the terms of the agreement
approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation,
(B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

          (e) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or

          (f) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation's then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.

     2.4 "Code". The Internal Revenue Code of 1986, as amended.

     2.5 "Committee". The committee which the Board appoints to administer the Plan.

     2.6  "Common Stock".  The common stock of the Corporation
($1.00 par value) as described in the Corporation's Articles of Incorporation, or such other stock as shall be substituted therefor.

     2.7 "Corporation". Peoples First, Inc., a Pennsylvania corporation.

     2.8 "Director". An individual who serves as a director of the Corporation or a Subsidiary, but who is not a common law employee of any such company.

     2.9" Employee". Any common law employee of the Corporation or a Subsidiary, who is determined by the Board or the Committee to be a key employee.

     2.10 "Exchange Act". The Securities Exchange Act of 1934, as amended.

     2.11 "Incentive Stock Option". A Stock Option intended to satisfy the requirements of Code Section 422(b).

     2.12 "Nonqualified Stock Option". A Stock Option other than an Incentive Stock Option.

     2.13  "Optionee".  A Participant who is awarded a Stock
Option pursuant to the provisions of the Plan.

     2.14  "Participant".  An Employee or Director to whom an
Option has been granted and remains outstanding.

     2.15  "Plan".  The Peoples First, Inc. 2001 Stock Option
Plan.

     2.16 "Retirement". The termination of a Participant's employment following attainment of age 65.

     2.17 "Securities Act". The Securities Act of 1933, as amended.

     2.18 "Stock Option" or "Option". An award of a right to purchase Common Stock pursuant to the provisions of the Plan.

     2.19 "Subsidiary". A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of a relevant corporation.

                     ARTICLE 3.  ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by a committee of the Board composed of two or more members of the Board, all of whom are (a) "non-employee directors" as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to
Section 16(b) of the Exchange Act, and (b) "outside directors" within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

     3.2  Powers of the Committee.

          (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Optionees and any person claiming under or through an Optionee, unless otherwise determined by a majority of the disinterested members of the Board.

          (b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

               (i) determine and select the Employees to be granted Options (it being understood that more than one Option may be granted to the same person);

               (ii) determine the number of shares subject to each Option;

               (iii)  determine the date or dates when the
Options will be granted;

               (iv) determine the exercise price of the shares subject to each Option in accordance with Article 5;

               (v) determine the date or dates when each Option may be exercised within the term of the Option specified pursuant to Article 7;

               (vi) determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option; and

               (vii)  prescribe the form, which shall be
consistent with the Plan document, of the Agreement evidencing any Options granted under the Plan.

     3.3 Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Options granted under this Plan.

     3.4 Director Options. Notwithstanding anything herein to the contrary, all power and authority with regard to the grant of Options to Directors, and the administration of the Plan with respect thereto, shall be vested solely in the Board.

         ARTICLE 4.  COMMON STOCK SUBJECT TO THE PLAN

     4.1 Common Stock Authorized. The aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 200,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.

     4.2 Shares Available. The Common Stock to be issued upon exercise of Options granted under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may thereafter be made subject to Option under the Plan.

                  ARTICLE 5.  EMPLOYEE STOCK OPTIONS

     5.1 Exercise Price. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of an Incentive Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section 6.2. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 85% percent of the fair market value of a share of Common Stock on the date the Option is granted. The exercise price shall be subject to adjustment as provided in Article 10.

     5.2 Limitation on Incentive Stock Options. The aggregate fair market value (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

     5.3  Determination of Fair Market Value.

          (a) During such time as the Common Stock is not listed on an established stock exchange or exchanges but is quoted on the NASDAQ National Market System, the fair market value per share of the Common Stock shall be the closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (b) During such time as the Common Stock is not listed on an established stock exchange or quoted on the NASDAQ National Market System, the fair market value per share of the Common Stock shall be the mean between the closing "bid" and "asked" prices for such a share on the relevant day. If no closing "bid" and "asked" prices are quoted for that day, the fair market value shall be determined by reference to such prices for the next preceding day on which such closing prices were quoted.

          (c) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value per share of the Common Stock shall be the composite closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (d) In the event that the Common Stock is not traded on an established stock exchange or quoted on the NASDAQ National Market System, and no closing "bid" and "asked" prices are available on a relevant day, then the fair market value per share of Common Stock will be the price established by the Committee in good faith.

     In connection with determining the fair market value of a share of Common Stock on any relevant day, the Committee may use any source deemed reliable; and its determination shall be final and binding on all affected persons, absent clear error.

     5.4 Limitation on Grants. Grants to any Employee under this Plan (and any other stock option plan of the Corporation or a Subsidiary) shall not exceed, in the aggregate, Options to acquire 25,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 10.

     5.5  Transferability of Options.

          (a) Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by him or her.

          (b) An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee's "immediate family" (including a trust, partnership or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term "immediate family" shall mean an Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).

                       ARTICLE 6.  ELIGIBILITY

     6.1 Participation. Options shall be granted by the Committee only to persons who are Employees, based upon the recommendation of the Chief Executive Officer (except as to himself) and ratified by a majority of the disinterested members of the Board.

     6.2 Incentive Stock Option Eligibility. Notwithstanding any other provision of the Plan to the contrary, an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 5.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the Option. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

              ARTICLE 7.  TERM AND EXERCISE OF OPTIONS

     7.1 Termination. Each Option granted under the Plan shall terminate on the date determined by the Committee and approved by a majority of the disinterested members of the Board, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in Section 6.2 shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Each Option granted under the Plan shall be exercisable (i.e., become vested) only after the earlier of the date on which (i) the Optionee has completed one year of continuous employment with the Corporation or a Subsidiary immediately following the date of the grant of the Option (or such later date as may be specified in an Agreement, including a date that may be tied to performance criteria) or (ii) unless otherwise provided in an Agreement, a Change in Control occurs. An Option may be exercised only during the continuance of the Optionee's employment, except as provided in Article 8.

     7.2  Exercise.

          (a) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Section 5.3) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).

          (b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

          (c) At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.

     7.3 Deferred Delivery of Nonqualified Stock Option Shares. The Committee may approve an arrangement whereby an Optionee may elect to defer receipt of Common Stock otherwise issuable to him or her upon exercise of a Nonqualified Stock Option. Any such arrangement, if approved at all, shall be subject to such terms and conditions as the Committee, in its sole discretion, may specify, which terms and conditions may (but need not) include provision for the award of additional shares to take into account dividends paid subsequent to exercise of the Option.

               ARTICLE 8.  TERMINATION OF EMPLOYMENT

     8.1 Retirement. In the event of an Optionee's termination of employment due to Retirement, his or her Option shall lapse at the earlier of the expiration of the term of the Option or:

          (a) in the case of an Incentive Stock Option, three months from the date of Retirement; and

          (b) in the case of a Nonqualified Stock Option, up to 24 months from the date of Retirement (as specified in the relevant Agreement).

     8.2 Death or Total and Permanent Disability. In the event of termination of an Optionee's employment due to death or being "disabled" (within the meaning of Code Section 22(e)(3)), his or her Option shall lapse at the earlier of (a) the expiration of the term of the Option, or (b) one year after termination due to such a cause.

     8.3 Termination For Cause. In the event of an Optionee's termination of employment "for cause," his or her Option shall lapse on the date of such termination. Termination "for cause" shall mean the Optionee was terminated after:

          (a) any government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of the Optionee or relieve him or her of his or her duties;

          (b) the Optionee is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Optionee for a period of 45 consecutive days; or

          (c) the Optionee willfully fails to follow the lawful instructions of the Board after receipt of written notice of such instructions, other than a failure resulting from the Optionee's incapacity because of physical or mental illness.

     8.4  Special Termination Provisions.

          (a) In the case of a corporate downsizing, the Retirement of an Optionee or other circumstances where it is deemed equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the one-year (or other) continuous service requirement for vesting specified in an Agreement pursuant to Section 7.1 and permit the exercise of an option held by an Optionee prior to the satisfaction of such requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee's termination of employment.

          (b) In the event the Committee waives the continuous service requirement with respect to an option and the circumstance of an Optionee's termination of employment is described in Section 8.1 or 8.2, the affected Option will lapse as otherwise provided in the relevant section.

          (c) In the case of a corporate downsizing or other circumstances where it is deemed equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the otherwise applicable lapse provision of the Option of a Participant and permit its exercise until a date which is the earlier of the expiration of the term of the Option or:

               (i) in the case of an Incentive Stock Option, three months from the date of termination of employment; and

               (ii) in the case of a Nonqualified Stock Option, up to 24 months from the date of termination of employment (as specified in the relevant resolution).

          (d) No exercise of discretion under this section with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance.

     8.5 Other Termination By the Corporation or Optionee. Except as otherwise provided elsewhere in this article, (a) in the event of an Optionee's termination of employment at the election of the Corporation, his or her Option shall lapse at the earlier of (i) the expiration of the term of the Option, or
(ii) three months after such termination; and (b) in the event of termination of employment at the election of an Optionee, his or her Option shall lapse on the date of such termination.

        ARTICLE 9. PROVISIONS RELATING TO DIRECTOR OPTIONS

     9.1 In General. Subject to Section 9.2, Options granted to Directors shall be subject to the same terms and conditions as are applicable to Options granted to Employees, except for any term or condition that is clearly not applicable under the circumstances.

     9.2 Special Provisions. The following provisions shall, with respect to Director Options, supersede any contrary provision in this Plan document.

          (a) References herein to an individual's employment or termination of employment shall be deemed references to a Director's service or termination of service as a member of the Board or the board of directors of a Subsidiary.

          (b)  Only Nonqualified Stock Options may be granted to
Directors.

          (c) The exercise price of an Option granted to a Director shall be not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted.

          (d) Grants to any Director under this Plan (and any other stock option plan of the Corporation or a Subsidiary) shall not exceed, in the aggregate, Options to acquire 10,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 10.

          (e) The provisions of Section 8.5(a) shall apply in the case of a termination described in Section 8.5(b).

                 ARTICLE 10.  ADJUSTMENT PROVISIONS

     10.1  Share Adjustments.

          (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the number of shares of Common Stock authorized hereunder to be made the subject of Options, (ii) the number of shares of Common Stock then subject to outstanding Options and the exercise price thereof, (iii) the maximum number of Options that may be granted within a 12-month period to any one person, and (iv) the nature and terms of the shares of stock or securities subject to Options hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.

          (b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

          (c) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     10.2 Corporate Changes. A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation, or a sale of all or substantially all of the Corporation's assets shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the Option or substitute its own options.

     10.3 Fractional Shares. Fractional shares resulting from any adjustment in Options pursuant to this article may be settled as a majority of the disinterested members of the Board shall determine.

     10.4 Binding Determination. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted.

                  ARTICLE 11.  GENERAL PROVISIONS

     11.1 Effective Date. The Plan shall become effective upon its adoption by the Board (February 20, 2001), provided that any grant of an Option is subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

     11.2 Termination of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Option shall be granted after, the day immediately preceding the tenth anniversary of its adoption by the Board.

     11.3  Limitation on Termination, Amendment or Modification.

          (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:

               (i) increases the maximum number of shares of Common Stock as to which Options may be granted under the Plan;

               (ii)  changes the class of eligible Participants;
or

               (iii)  otherwise requires the approval of
shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.

          (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

     11.4 No Right to Employment. Nothing contained in the Plan or in any instrument under the Plan shall confer upon an Optionee any right to continue in the employ of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Optionee's employment at any time and for any reason.

     11.5  Withholding Taxes.

          (a) Subject to the provisions of Subsection (b), the Corporation will require that an Optionee as a condition of the exercise of an Option, or any other person or entity receiving Common Stock upon exercise of an Option, pay or reimburse any taxes which the Corporation is required to withhold in connection with the exercise of the Option.

          (b) With the approval of the Committee, an Optionee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable upon the exercise of an Option) having a fair market value equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

     11.6  Listing and Registration of Shares.

          (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares pursuant to its terms, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

          (b) If a registration statement under the Securities Act with respect to the shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares, the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued upon exercise of such an Option the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

     'THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.'

     11.7 Disinterested Director. For purposes of this Plan, a director shall be deemed "disinterested" if such person could qualify as a member of the Committee under Section 3.1.

     11.8 Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

     11.9 Applicable Law. Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

     11.10 Headings. The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.